Exhibit 99.1

SWS Reports Improved Fiscal Year Results

DALLAS, August 30, 2006 – SWS Group, Inc. (NYSE: SWS) today reported net income of $41.4 million, or diluted earnings per share (EPS) of $2.33, on revenues of $391.6 million for fiscal 2006, compared with net income of $31.3 million, or diluted EPS of $1.80, on revenues of $326.8 million for fiscal 2005. For the year, net income increased 32 percent on a 20 percent increase in revenues.

In March 2006, SWS sold the assets of FSB Financial, the auto finance subsidiary of the company’s bank, Southwest Securities, FSB, resulting in an after-tax gain of $11.4 million. The business of this subsidiary is presented as discontinued operations. For fiscal 2006, SWS recorded income from continuing operations of $28.6 million, or diluted EPS from continuing operations of $1.61, compared with income from continuing operations of $28.1 million, or diluted EPS from continuing operations of $1.61, for fiscal 2005.

Fiscal 2006 results contain an after-tax gain of $3.4 million on consideration received for the company’s NYSE seat. Results for the prior fiscal year include a non-cash, after-tax gain of $12.2 million from the redemption of the company’s outstanding Derivative Adjustable Ratio Securities(SM) (DARTS(SM)), which matured in the first quarter of fiscal 2005. Excluding these items, SWS’ adjusted income from continuing operations was $25.3 million, or $1.42 per share, in fiscal 2006, compared with $15.9 million, or 91 cents per share, a year ago. (See reconciliation.)

For the fourth quarter ended June 30, 2006, SWS recorded net income of $5.4 million, or diluted EPS of 30 cents, on revenues of $100.6 million, compared with net income of $5.3 million, or diluted EPS of 30 cents, on revenues of $92.1 million in the fourth quarter of the prior fiscal year.

In the fourth quarter, SWS had income from continuing operations of $5.4 million, or diluted EPS from continuing operations of 30 cents, compared with income from continuing operations of $4.7 million, or diluted EPS from continuing operations of 27 cents, in the prior year’s fourth quarter.

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SWS Reports Higher Quarterly Results / 2

“We are very pleased with our year-over-year financial results,” said Chief Executive Officer Donald W. Hultgren. “When you exclude the non-recurring items, our adjusted income from continuing operations shows the strong progress we made in fiscal 2006.”

Hultgren pointed to the higher pre-tax profits of the retail brokerage and bank segments and the conversion of new correspondents to the Southwest Securities’ clearing platform as evidence of the firm’s progress. The retail brokerage segment closed the year with a 324 percent increase in pre-tax profits. The bank segment’s pre-tax profits rose 43 percent in fiscal 2006 over levels from a year earlier. The clearing division converted a large former customer back to its platform in April, and closed the transaction to acquire the clearing customers of TD Ameritrade’s Advanced Clearing division in July subsequent to the end of the quarter.

For fiscal 2006, net revenues (total revenues less interest expense) increased $3.3 million. The largest fluctuations were in net interest and net gains on principal transactions. Net interest revenue increased $15.4 million as a result of increased average loans outstanding at the bank and increased net interest from securities lending in the institutional brokerage segment. Net gains on principal transactions decreased $19.5 million, primarily because of the $18.7 million gain recorded in the prior fiscal year attributable to the DARTS.

Fourth quarter net revenues declined $3.1 million to $60.2 million. The largest changes in net revenue were a $5.8 million decline in net gains on principal transactions, partially offset by a $2.6 million increase in net interest income. An increase in the bank’s average loans outstanding as well as increased earnings from securities lending activities accounted for the higher level of net interest income, while lower fixed income results largely accounted for the decline in net gains on principal transactions. The company’s investment in NYSE Group (NYX) stock also declined $923,000.

Year-over-year operating expenses increased $2.5 million. Increased incentive compensation as well as higher health insurance and other benefit plan expenses were partially offset by reduced floor brokerage, communications and occupancy, equipment and computer service costs. The decrease in floor brokerage expense was related to clearing fee reductions and rebates received from the Depository Trust Company. Other decreases resulted from lower quotation and statement processing costs, rent expense and software licensing expenditures.

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SWS Reports Higher Quarterly Results / 3

Overall fourth quarter operating expenses decreased by $4.1 million compared with fourth quarter expenses a year ago. Compensation expense declined by $2.3 million and other expenses, including legal expenses and allowance for loan losses, decreased by $1.4 million.

Southwest Securities processed 12.1 million securities transactions in fiscal 2006 compared with 11.2 million in fiscal 2005, an increase of eight percent. The firm served 218 correspondents at the end of fiscal 2006.

SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc, a full-service brokerage and clearing firm; Southwest Securities, FSB, a community bank; SWS Financial Services, Inc., a brokerage firm serving independent registered reps and their customers, and Southwest Insurance Agency.

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, volume of trading in securities, volatility of securities prices and interest rates, customer margin loan activity, creditworthiness of our correspondents and customers, demand for housing, and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW

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SWS Reports Higher Quarterly Results / 4

Non-GAAP Reconciliation

SWS has included the presentation of income from continuing operations, EPS from continuing operations and annualized return on equity from continuing operations, in each case excluding the impact of the gain realized with the NYSE/Archipelago transaction and the gain on the DARTS maturation. SWS believes this presentation is useful to investors because it is more indicative of SWS’ income from continuing operations, EPS from continuing operations and return on equity. Management has provided this information to assist the reader in understanding the impact of the gain on the exchange of the NYSE seat in March 2006 and the gain recognized upon the maturation of the DARTS in the first quarter of fiscal 2005. While management believes these non-GAAP financial measures are useful in evaluating SWS, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP.

(In thousands, except per share amounts)

	Fiscal Year 2006	Fiscal Year 2005
Income from continuing operations	$28,637	$28,082

Gain on NYSE/Archipelago Transaction	(3,355)	—

DARTS maturation	—	(12,176)

Adjusted Income from continuing operations	$25,282	$15,906

EPS from continuing operations-diluted-GAAP	$1.61	$1.61

Gain on NYSE / Archipelago Transaction	(0.19)	—

DARTS maturation	—	(0.70)

EPS from continuing operations-diluted-adjusted	$1.42	$0.91

Adjusted Annualized ROE	9.51%	6.34%

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SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

June 30, 2006 and June 24, 2005

(In thousands, except par values and share amounts)

	June 30, 2006	June 24, 2005
Assets
Cash and cash equivalents	$41,674	$23,045
Assets segregated for regulatory purposes	345,028	330,788
Receivable from brokers, dealers and clearing organizations	2,821,512	2,855,296
Receivable from clients, net	373,245	372,143
Loans held for sale, net	124,874	172,023
Loans, net	642,541	591,857
Securities owned, at market value	159,004	166,954
Securities purchased under agreements to resell	63,636	28,890
Goodwill	7,552	11,660
Marketable equity securities available for sale	3,593	2,372
Other assets	75,192	76,116

Total assets	$4,657,851	$4,631,144

Liabilities and Stockholders’ Equity
Short-term borrowings	$30,500	$68,400
Payable to brokers, dealers and clearing organizations	2,775,564	2,755,076
Payable to clients	617,697	609,477
Deposits	705,894	588,015
Securities sold under agreements to repurchase	7,719	8,061
Securities sold, not yet purchased, at market value	96,909	106,163
Drafts payable	29,144	32,018
Advances from Federal Home Loan Bank	47,094	93,539
Bank borrowings	—	47,150
Other liabilities	57,217	56,309

Total liabilities	4,367,738	4,364,208

Minority interest in consolidated subsidiaries	641	1,166

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, issued 18,283,074 and outstanding 17,727,927 shares at June 30, 2006; issued 17,977,240 and outstanding 17,329,779 shares at June 24, 2005	1,828	1,797
Additional paid-in capital	255,331	247,996
Retained earnings	37,968	23,920
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	1,225	138
Deferred compensation, net	1,610	1,488
Treasury stock (555,147 shares at June 30, 2006 and 647,461 shares at June 24, 2005, at cost)	(8,490)	(9,569)

Total stockholders’ equity	289,472	265,770
Commitments and contingencies

Total liabilities and stockholders’ equity	$4,657,851	$4,631,144

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SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income

For the three and twelve months ended June 30, 2006 and June 24, 2005

(In thousands, except per share and share amounts)

	Three Months Ended June 30, 2006	Three Months Ended June 24, 2005	Twelve Months Ended June 30, 2006	Twelve Months Ended June 24, 2005
Revenues:
Net revenues from clearing operations	$3,763	$3,381	$14,671	$14,078
Commissions	20,033	20,814	85,516	83,751
Interest	62,900	48,627	220,666	143,730
Investment banking, advisory and administrative fees	7,900	7,605	29,781	27,995
Net gains on principal transactions	(145)	5,694	16,502	36,017
Other	6,197	6,002	24,482	21,228

Total revenue	100,648	92,123	391,618	326,799

Interest Expense	40,406	28,741	138,674	77,107

Net Revenues	60,242	63,382	252,944	249,692

Non-Interest Expenses:
Commissions and other employee compensation	35,175	37,493	144,941	136,370
Occupancy, equipment and computer service costs	6,103	5,952	23,833	25,476
Communications	2,137	2,304	9,062	10,798
Floor brokerage and clearing organization charges	1,126	1,437	3,562	5,783
Advertising and promotional	753	800	3,010	3,184
Other	6,758	8,156	24,515	24,813

Total Non-Interest Expense	52,052	56,142	208,923	206,424

Income from continuing operations before income tax expense	8,190	7,240	44,021	43,268
Income tax expense	2,752	2,504	15,384	15,186

Income from continuing operations	5,438	4,736	28,637	28,082
Discontinued operations:
Income from discontinued operations including a gain on sale of $20,453 for the twelve months ended June 30, 2006	20	866	22,596	5,642
Income tax expense	(7)	(273)	(6,833)	(1,747)
Minority interest	(2)	(19)	(3,067)	(645)

Income from discontinued operations	11	574	12,696	3,250

Income before cumulative effect of change in accounting principles	5,449	5,310	41,333	31,332
Cumulative effect of change in accounting principles, net of tax of $40	—	—	75	—

Net income	5,449	5,310	41,408	31,332
Net income (loss) recognized in other comprehensive income, net of tax	(51)	(293)	1,087	(12,695)

Comprehensive income	$5,398	$5,017	$42,495	$18,637

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	Three Months Ended June 30, 2006	Three Months Ended June 24, 2005	Twelve Months Ended June 30, 2006	Twelve Months Ended June 24, 2005
Earnings per share – basic
Income from continuing operations	$0.31	$0.27	$1.64	$1.63
Income from discontinued operations	—	0.04	0.73	0.19
Cumulative effect of change in accounting principles, net of tax	—	—	—	—

Net income	$0.31	$0.31	$2.37	$1.82

Weighted average shares outstanding – basic	17,612,534	17,282,852	17,441,035	17,212,587

Earnings per share - diluted
Income from continuing operations	$0.30	$0.27	$1.61	$1.61
Income from discontinued operations	—	0.03	0.72	0.19
Cumulative effect of change in accounting principles, net of tax	—	—	—	—

Net income	$0.30	$0.30	$2.33	$1.80

Weighted average shares outstanding – diluted	17,936,634	17,437,257	17,737,479	17,397,346

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CONTACT: Jim Bowman, Vice President - Corporate Communications, (214) 859-9335 jbowman@swst.com